RHC
                             Red Hot Concepts, Inc.

FOR IMMEDIATE RELEASE                                   NEWS RELEASE
Contact: Amy Lipsius                                    Red Hot Concepts, Inc.
(301) 493-4553                                          6701 Democracy Blvd
                                                        Bethesda, MD 20817

         RED HOT CONCEPTS, INC. EXTENDS WARRANTS THROUGH DECEMBER 1997

     BETHESDA, MD, March 26, 1997 - The Board of Directors of Red Hot Concepts, Inc. (NASDAQ Symbol: RHCS) has voted to extend the exercise date of the company's Class A warrants through December 31, 1997. Each warrant grants the holder the right to purchase one share of the company's common stock at $6.00 per share. The warrants had been scheduled to expire May 3, 1997.


     Maryland-based Red Hot Concepts is the master licensee of Chili's Grill & Bar restaurants in Australia, New Zealand and the United Kingdom. The company currently has five restaurants operating, with five additional restaurants scheduled to open in 1997. Earlier this week, one of the company's three Australian restaurants was named Family Restaurant of the Year for the second year in a row by one of Australia's leading restaurant associations.